                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant


Subsidiary                                              Jurisdiction
- ----------                                              ------------
JP (HK) Limited                                         Hong Kong
JAKKS Pacific (HK) Limited                              Hong Kong
J-X Enterprises, Inc.                                   New York
JAKKS Acquisition Corp.                                 Delaware
  Road Champs, Inc                                      Delaware
    Road Champs, Ltd.                                   Hong Kong
Pentech International Inc.                              Delaware
  Pentech Cosmetics, Inc.                               Delaware
  Sawdust Pencil Co.                                    Delaware
  Pentech-Mon Ami, Inc.                                 Delaware
Berk Corporation                                        California
Flying Colors Toys, Inc.                                Michigan
Flying Colors Toys (HK) Ltd.                            Hong Kong
JP Ferrero Parkway, Inc.                                California

* All subsidiaries conduct business under their respective corporate names.